Application is hereby made to AETNA LIFE INSURANCE AND ANNUITY COMPANY, of Hartford, Connecticut for a policy of Group Variable Universal Life Insurance to be issued to the undersigned applicant.



     Applicant:   New York State United Teachers Benefit Trust

     Address:     Albany, NY 12257

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Only the Members of the New York State United Teachers Benefit Trust and their
Spouses are eligible for coverage under this policy. No insurance shall become effective as to any person except as provided in the group policy.
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Signed at ____________________      New York State United Teachers Benefit Trust
       City, State

on     ______________      By       ______________________________________
       Date                Name and Title


       ____________________
       Witness      Title
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70262-1997NY APP